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Exhibit 10.27

IHS INC. EMPLOYEE STOCK PURCHASE PLAN
(Effective as of September 1, 2005)

1.
Purpose. The purpose of the Employee Stock Purchase Plan (the "Plan") is to facilitate capital accumulation by Eligible Employees in the form of Common Stock of IHS Inc. and thereby to provide employee identification with and commitment to the goals of the Company.

2.
Definitions. Whenever used in this Plan:

(a)
Board of Directors means the Board of Directors of IHS Inc.

(b)
Code means the Internal Revenue Code of 1986, as amended.

(c)
Committee means the Human Resources Committee of the Board of Directors of IHS Inc. or its duly authorized agent, as determined by the Committee.

(d)
Common Stock means the Class A Common Stock (par value $0.01 per share) of IHS Inc.

(e)
Company means IHS Inc. and any subsidiary thereof that becomes a participating employer in the Plan.

(f)
Compensation means the annualized rate of salary in effect for the Eligible Employee on the respective Date of Offering, including base salary, wages, overtime, pay at premium rates, and pre-tax deferrals to a retirement plan or cafeteria benefits plan, but excluding commissions, bonuses, reimbursements, amounts not included for income tax purposes, certain other taxable benefits such as group life premiums and moving expenses.

(g)
Date of Offering means the first business day of the Purchase Period and thereafter the first business day of each subsequent Purchase Period.

(h)
Eligible Employee means any person who is a regular employee of the Company on a Date of Offering during the term of this Plan. Newly hired employees whose first day of employment falls within a Purchase Period will be eligible to participate in the next Purchase Period; provided, however, that "Eligible Employee" shall not include any person who, immediately prior to the offering on a Date of Offering, (i) is a director of IHS Inc.; or (ii) would be deemed for purposes of Code §423(b)(3) to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of IHS Inc. Directors of subsidiary companies of IHS Inc. are Eligible Employees unless otherwise designated by the Board of Directors of IHS Inc. In the sole discretion of the Board of Directors, all employees who would be deemed to be "insiders" pursuant to Section 16 of the Securities Exchange Act of 1934 may be excluded from the definition of "Eligible Employee" for purposes of any one or more offerings under Section 4 of the Plan.

(i)
Market Price means the closing sale price for Common Stock on the New York Stock Exchange as reported in The Wall Street Journal on a given day or, if no sales of Common Stock were made on that day, on the next preceding day on which sales were made and prices reported. If the Common Stock of the Company is not admitted to trading on a national exchange on the dates for which closing prices of the Common Stock are to be determined, then reference shall be made to the fair market value of the Common Stock on that date, as determined on such basis as shall be established or specified by the Committee and/or the Board of Directors.

(j)
Offering Price means a price no less than eighty-five percent (85%) of the lower of the Market Price of Common Stock on the first business day of a Purchase Period and the Market Price of Common Stock on the last business day of a Purchase Period, as determined by the Committee in its sole discretion with respect to each Purchase Period.

  (k)
  Plan means the IHS Inc. Employee Stock Purchase Plan. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Code § 423.

  (l)
  Purchase Period means the period of September 1, 2005, to November 30, 2005, and thereafter each quarterly period commencing on the first day and ending on the last day of each fiscal quarter, during and with respect to which periods payroll deductions shall be made from the Compensation of Eligible Employees electing to purchase Common Stock under the Plan for the period then ending.

  (m)
  Purchase Price means the aggregate amount to be paid for the number of shares purchased as determined under Section 5, and so withheld from a given Eligible Employee's Compensation during a given Purchase Period, subject to adjustment pursuant to Section 5 below.

  (n)
  Pay Period means an employee's normal compensation period for which wages and/or salary are paid to the employee for work during that period.

3.
Scope of the Plan. Shares of Common Stock may be made available for purchase by Eligible Employees during the five (5)-year period commencing September 1, 2005, as hereinafter provided, but not more than 1,000,000 shares of Common Stock (subject to adjustment as provided in Section 15) shall be purchased pursuant to this Plan. All shares of Common Stock purchased pursuant to this Plan shall be subject to the same terms, conditions, rights, and privileges. The shares of Common Stock purchased by Eligible Employees pursuant to this Plan may be treasury shares, newly issued shares, or shares purchased on an open market, to be determined at the discretion of the Committee from time to time. If a registration statement or other exemption from registration is not then in effect under the Securities Act of 1933 (the "Securities Act"), the Plan shall in all cases be administered to comply with Rule 701 of the Securities Act as then in effect.

4.
Offerings.

(a)
Subject to the terms and conditions of this Plan, the Board of Directors through the Committee shall make an offering on September 1, 2005 (the "Initial Date of Offering") to Eligible Employees to purchase Common Stock under this Plan on November 30, 2005. Thereafter, each Date of Offering shall occur on the first business day of each subsequent Purchase Period so that Eligible Employees may purchase Common Stock under this Plan on the last business day of that Purchase Period.

(b)
Prior to each Date of Offering, the Committee shall determine the terms and conditions of the offering, including the method for calculation of the Offering Price within the parameters set forth in Section 1(j) above. On or after the Date of Offering, the Committee may not alter the terms and conditions of the offering.

(c)
A summary of the terms and conditions for each such offering shall be provided to participants and shall specify such information as the Committee may deem appropriate, including, for example, (a) the Offering Price, (b) the aggregate number of shares of Common Stock available for purchase under the Plan with respect to that offering, and (c) the number of shares of Common Stock available for purchase under the Plan by an individual with respect to that offering for that Purchase Period.

5.
Amount of Common Stock for Purchase.

(a)
Anything herein to the contrary notwithstanding, subject to the provisions of this Plan, and as to any offering made hereunder, on the last business day of each Purchase Period, each Eligible Employee shall purchase the number of shares of Common Stock equal to the Purchase Price divided by the Offering Price, subject to the provisions of this Plan and the terms and conditions established by the Committee for a given offering.

  (b)
  Anything herein to the contrary notwithstanding, if any Eligible Employee who elects to purchase shares of Common Stock hereunder would be deemed for the purposes of Code §§ 423(b)(3) and 424(d) to own stock (including the maximum number of shares of Common Stock covered by the election determined pursuant to Section 5(a)) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, the maximum number of shares of Common Stock covered by the election shall be reduced to that number of whole shares which, when added to the stock which such person is so deemed to own (excluding the maximum number of shares of Common Stock covered by the option determined pursuant to the foregoing formula), is less than such five percent (5%).

  (c)
  Anything herein to the contrary notwithstanding, no Eligible Employee may elect to purchase shares under this Plan which (within the meaning of the limitation provided by Code § 423(b)(8)) would permit his or her rights to purchase stock under all qualified employee stock purchase plans of the Company to accrue at a rate in excess of $25,000 of fair market value of the Common Stock (as of the time of grant) for each calendar year for which such election is outstanding at any time. If such be the case with respect to an election under this Plan determined pursuant to the foregoing formula, such election shall be reduced to cover only the greatest number of whole shares an election for which may be purchased within the limitation provided by Code § 423(b)(8).

  (d)
  In the event that the calculation of the number of shares of Common Stock purchased by a given Eligible Employee at the Purchase Price would involve the purchase of a fractional share, the number of shares purchased shall be decreased to the next whole number, the Purchase Price shall be reduced accordingly, and any difference between the resulting Purchase Price and the amount actually withheld from the Eligible Employee's Compensation over the course of the Purchase Period shall be either (1) distributed to the employee if no valid election under this Plan is in effect for the subsequent Purchase Period or (2) carried over to that employee's Purchase Price for the subsequent Purchase Period.

  (e)
  If Eligible Employees elect, in any one offering, to elect to purchase shares of the Company's stock to an extent that would result in the purchase of more than the aggregate number of shares of Common Stock specified by the Board of Directors for that offering, the Committee shall adjust such purchase elections on a pro rata basis, in accordance with the number of shares of Common Stock actually subscribed for by each such Eligible Employee, so that the aggregate number of shares subject to purchase under that offering does not exceed such specified number of shares.

6.
Method of Participation.

(a)
The Committee shall give notice to Eligible Employees of each offering of Common Stock pursuant to Section 4 of this Plan and the terms and conditions for each offering, including the Purchase Price and such other information as the Committee may determine. Each such notice shall be subject to revision by the Company at any time prior to the Date of Offering.

(b)
Each Eligible Employee who, in accordance with Section 5(a), desires to elect to purchase shares of Common Stock under an offering shall signify his or her election to do so during the open enrollment period preceding each Purchase Period. The notice of election, or a cancellation or any revision of such notice of election, shall be in the form and manner prescribed by the Committee. Each such Eligible Employee also shall authorize the Company, in the form and manner prescribed by the Committee, to make payroll deductions to cover the Purchase Price (pursuant to Section 7 hereof). Such election and authorization shall take effect with respect to the next Purchase Period following the open enrollment period and shall continue in effect for each subsequent Purchase Period unless and until such Eligible

    Employee withdraws from this Plan, modifies his or her authorization and designation, or terminates his or her employment with the Company, as hereinafter provided.

  (c)
  Any Eligible Employee who shall not make a timely election as provided in Section 6(b), shall be deemed to have elected not to accept to purchase shares of the Company's stock during that Purchase Period. Such election shall be irrevocable for such offering.

7.
Payroll Deductions.

(a)
The election by an Eligible Employee pursuant to Section 6 hereof shall state the percentage (in whole number increments between 1% and 15%, inclusive) that shall be withheld from the Eligible Employee's Compensation during the Purchase Period.

(b)
The Company shall exercise reasonable efforts to withhold the designated amount (calculated from the percentage of the Eligible Employee's Compensation designated pursuant to Section 7(a) hereof) in substantially equal installments from each Pay Period that occurs during the Purchase Period, subject to variations in amount and subsequent adjustments deemed necessary by the Company.

(c)
Following each Date of Offering, the Company shall, as soon as practicable, provide each Eligible Employee having made a valid election to purchase shares of Common Stock under the offering a notice confirming the resulting amount payroll deductions for each Pay Period scheduled to occur during the Purchase Period.

(d)
In the event an Eligible Employee participating in this Plan is not actively working and being paid a regular salary, because of leave of absence, temporary lay-off, long term disability or any other reason (other than reduction as provided in Section 8, withdrawal as provided in Section 9, or termination of employment as provided in Section 10), the shortfall between the Eligible Employee's planned total deductions for that Purchase Period and the actual deductions cannot be made up. In the case of an Eligible Employee's absence during a short term disability, normal deductions for the Plan will continue during the disability period, subject to Sections 8 and 9, unless (1) disability payments are made by a third party such as a government or private insurance or welfare fund, or (2) such deductions are prohibited by law in the Eligible Employee's home country.

8.
Right to Reduce or Suspend Deductions. An Eligible Employee who has elected to purchase shares of Common Stock for a given Purchase Period may, at any time prior to the date upon which the employee's payroll amount is calculated and prepared for payment for the last Pay Period scheduled to occur during the Purchase Period, direct the Company to (a) reduce his or her payroll deduction to a lesser percentage, or (b) suspend payroll deductions. Upon either of such actions, payroll deductions with respect to such purchase shall be reduced or suspended on the earliest date reasonably practicable for the Company. If the employee has directed that payroll deductions be reduced or suspended, any sum previously deducted with respect to the offering shall be retained by the Company until the end of the Purchase Period, and shall be applied, along with any additional deductions at the reduced rate (if any), to the employee's purchase of shares as provided in Section 10.

  Any Eligible Employee who suspends payroll deductions during a given Purchase Period may not thereafter resume payroll deductions for the Purchase Period, and any Eligible Employee who reduces payroll deductions may not thereafter further reduce or increase payroll deductions, except that he or she may subsequently suspend payroll deductions during the Purchase Period. Notification of an Eligible Employee's election to reduce or suspend deductions shall be made by the filing of an appropriate notice to such effect with the Committee.

9.
Right to Withdraw. Any Eligible Employee may direct the Company to cancel an election to purchase shares at any time during the Purchase Period prior to the date upon which the Eligible Employee's payroll amount for that period is calculated and prepared for payment for the last Pay Period of the Purchase Period. If the Eligible Employee has so directed, the Company shall cancel any pending payroll deduction for the Eligible Employee and shall, as soon as practicable, refund all requested amounts credited to the account of such Eligible Employee with respect to the applicable offering. An Eligible Employee who elects to withdraw from the Plan may enroll for a subsequent Purchase Period. Notification of an Eligible Employee's election to cancel his or her payroll deductions and withdraw funds shall be made by the filing of an appropriate notice to such effect with the Committee.

10.
Termination of Employment.

(a)
In the event the employment of an Eligible Employee who has elected to purchase shares of Common Stock is terminated prior to conclusion of the Purchase Period because of death, the Eligible Employee's estate may either:

(1)
cancel the election and payroll deduction, in which event the Company shall, as soon as reasonably practicable, make a cash distribution to the estate of all amounts credited to such employee's account for the Purchase Period in which the Eligible Employee's employment terminated; or

(2)
elect to carry through with the purchase of Common Stock contemplated by the Eligible Employee's election for the Purchase Period in which Eligible Employee died, provided that (i) the Purchase Price for the Purchase Period shall consist solely of the payroll deductions from the Pay Periods that occurred prior to the Eligible Employee's death, (ii) any difference between such Purchase Price and actual withholdings (calculated pursuant to Section 5(c) hereof) shall be distributed in cash to the estate, and (iii) in the event that a valid election under this Section 10(a)(2) occurs after the last business day of the Purchase Period in which the Eligible Employee died (as permitted under Section 10(c) below), then the purchase of Common Stock shall occur on the last business day of the subsequent Purchase Period at the Offering Price for that subsequent Purchase Period.

  The election of an estate pursuant to this Section 10(a) must be made by notification received by the Committee prior to the second to last business day of the Purchase Period following the Purchase Period in which the Eligible Employee's death occurred. In the event no notification is timely made, the Company shall act in accordance with Section 10(a)(1) above.

  (b)
  In the event the employment of an Eligible Employee who has elected to purchase shares of Common Stock is terminated for any reason other than death, the Company shall, as soon as practicable, refund all amounts credited to his or her account under any offering in which he or she is participating under this Plan. Any Eligible Employee who is on an unpaid leave of absence for longer than ninety (90) days and whose reemployment is not guaranteed either by statute or by contract shall be deemed to have terminated employment for purposes of this Plan on the ninety-first (91st) day of such absence.

11.
Purchase of Shares.

(a)
As of the first day of the Purchase Period, the Committee shall determine the applicable Offering Price for the Purchase Period according to the method selected by the Committee prior to the Date of Offering pursuant to Section 4 above.

(b)
Unless an Eligible Employee who has elected to purchase shares under the offering has subsequently withdrawn from the offering pursuant to Section 9 or 10(a)(1) hereof, his or her election to purchase shall become on the last business day of the applicable Purchase Period an irrevocable obligation to purchase Common Stock in accordance with the provisions of this Plan.

  (c)
  For employees whose earnings are paid in a currency other than United States Dollars, the Purchase Price shall be converted into the appropriate currency by the Committee using the currency exchange rates published in The Wall Street Journal on the date of purchase.

  (d)
  Following each Date of Offering, the Company shall, as soon as practicable, provide each participating Eligible Employee a notice confirming the number of shares purchased, the per share and aggregate Offering Price, and any reduction, cash distribution, or amount carried over to the subsequent Purchase Period in accordance with Section 5(c) above.

  (e)
  As soon as reasonably practicable after distribution of the notice described in Section 11(c) above, the purchased shares shall be delivered to an account provided by the Company with the Plan's administrator designated by the Company.

  (f)
  The cash distribution (if any) or amount remaining (if any) in the account of an Eligible Employee resulting from the calculations under Section 5(c) above shall not accrue interest for the Eligible Employee's benefit.

12.
Rights as a Stockholder. An Eligible Employee who has elected to purchase shares of Common Stock under this Plan shall not be entitled to any of the rights or privileges of a stockholder of the Company with respect to such shares, including the right to receive any dividends which may be declared by the Company, until such time as he or she actually has paid the Purchase Price for such shares and shares have been delivered in accordance with Section 11 hereof.

13.
Rights Not Transferable. An Eligible Employee's rights under this Plan are exercisable only by the Eligible Employee (or his or her legal representative, if applicable) during the Eligible Employee's lifetime, and may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign, or transfer the same shall be void, and automatically shall cause any such rights held by the Eligible Employee to be terminated. In such event, the Company shall refund all remaining amounts credited to the account of such Eligible Employee under this Plan.

14.
Administration of the Plan. This Plan shall be administered by the Committee, which is authorized to make such rules as may be necessary to carry out its provisions. The Committee shall have the sole discretion to resolve any questions or disputes arising in the administration, interpretation, and application of this Plan, and all such determination shall be conclusive and binding on all parties.

15.
Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock of the Company by reason of stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares, and the like, the aggregate number and class of shares available under this Plan and the number, class, and Offering Price of shares to be purchased pursuant to the Plan shall be adjusted appropriately by the Committee.

16.
Registration of Certificates. Common Stock purchased pursuant to the Plan may be registered in the name of the Eligible Employee, or, if he or she so designates, in the Eligible Employee's name jointly with another individual, with right of survivorship.

17.
Amendment of Plan. The Company may at any time amend, modify, suspend, or terminate the Plan, in whole or in part, by action of the Board of Directors or the Committee or its delegates; provided, however, that without stockholder approval on the same basis as required by Section 20 below, no amendment shall be made (a) increasing the number of shares to be reserved under this Plan, (b) decreasing the Offering Price, (c) withdrawing the administration of this Plan from the

  Committee, or (d) changing the definition of subsidiaries or employees eligible to participate in the Plan.

18.
Termination of the Plan. This Plan, and all rights of Eligible Employees in any offering hereunder, shall terminate at the earliest of:

(a)
satisfaction of all obligations of the Company following the purchase of Common Stock on the last business day of the final Purchase Period authorized hereby;

(b)
the day that Eligible Employees participating in offerings made under this Plan become entitled to purchase a number of shares of Common Stock equal to or greater than the aggregate number of shares remaining available for purchase under this Plan; or

(c)
at any time, at the discretion of the Board of Directors, after thirty (30) days' notice has been given to all Eligible Employees.

  Upon termination of this Plan, shares of Common Stock shall be issued to Eligible Employees in accordance with Section 10, and cash, if any, remaining in the accounts of the Eligible Employees shall be refunded to such Eligible Employees, as if the Plan were terminated at the end of a Purchase Period.

19.
Governmental Regulations and Listing. All rights granted or to be granted to Eligible Employees under this Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale, or transfer of shares of Common Stock pursuant to this Plan, including, without limitation, there being a current registration statement of the Company under the Securities Act of 1933, as amended, covering the shares of Common Stock purchasable on the last business day of a given Purchase Period, or there being an exemption from registration available (as determined by the Committee in the Committee's sole judgment). The Committee may, in its sole discretion, extend any Purchase Period until the first business day after the effective date of such a registration statement, or post-effective amendment thereto. If applicable, all such rights hereunder are also similarly subject to effectiveness of an appropriate listing application to the National Association of Securities Dealers, Inc., covering the shares of Common Stock to be purchased under the Plan upon official notice of issuance.

20.
Tax Consequences. It is intended that the Plan be operated such that no income is recognized by an Eligible Employee when the election to purchase is made, or when the purchase of shares is made. However, the Eligible Employee must include as ordinary taxable income at the time of sale or other taxable disposition of the Common Stock, any discount of the purchase price (equal to the lesser of: (a) the amount, if any, by which the fair market value of the Common Stock upon purchase exceeds the Purchase Price; or (b) the amount, if any, by which the Common Stock's fair market value at the time of such disposition or death exceeds the Purchase Price). In general, the Eligible Employee also will recognize capital gain on any increase in fair market value in the Common Stock (in excess of the Employee's basis in the Common Stock), if the disposition occurs at least two years after the date of purchase and if the Eligible Employee has held the Common Stock at least twelve months (the "Holding Period"). If the Eligible Employee disposes of the Common Stock acquired by purchase under the Plan before the expiration of the Holding Period, the Eligible Employee must recognize as ordinary compensation income the difference between the Common Stock's fair market value and its Purchase Price in the year of the disposition. This Section 20 is provided as a general summary of tax laws that may be applicable to purchases of Common Stock made under this Plan. The Company, the Board, and the Committee strongly urge each Eligible Employee who participates in the Plan to seek competent tax planning advice in advance of making any election under the Plan.

21.
Miscellaneous.

(a)
This Plan shall be submitted for approval by the stockholders of the Company prior to September 1, 2006, in accordance with standard corporate procedures. Purchase of shares under the Plan prior thereto shall be subject to the condition that prior to such date this Plan shall be approved by such stockholders in the manner contemplated by Code § 423(b)(2). If not so approved prior to such date, this Plan shall terminate, all options hereunder shall be canceled and be of no further force or effect, and the Company shall, as soon as practicable, refund to all Eligible Employees, all sums credited to their respective accounts in accordance with Section 7 hereof.

(b)
This Plan shall not be deemed to constitute a contract of employment between the Company and any Eligible Employee, nor shall it interfere with the right of the Company to terminate any Eligible Employee and treat him or her without regard to the effect such treatment might have upon him or her under this Plan.

(c)
This Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Colorado, applicable laws of the United States, including the applicable provisions of Code §§ 421 and 423 and all related Code sections applicable to a qualified "employee stock purchase plan" and the Securities Act.

(d)
The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company may operate to assure the viability of the Plan to Eligible Employees employed in such countries and to meet the objectives of the Plan.

(e)
Wherever appropriate as used herein, the masculine gender may be read as the feminine gender, the feminine gender may be read as the masculine gender, the singular may be read as the plural and the plural may be read as the singular.

(f)
If any one or more of the terms, conditions, or provisions of this Plan shall for any reason, or to any extent, in whole or in part, be held invalid, illegal, or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect the remainder of such terms, conditions, or provisions, or any other provision of this Plan, and this Plan shall be construed as if the invalid, illegal, or unenforceable term, condition, or provision had never been contained herein, reasonable terms deemed by the Committee to comply with the determination of the applicable court or governmental agency shall be deemed to replace the invalid, illegal, or unenforceable term, condition, or provision, and each remaining term, condition, and provision of this Plan shall be valid and enforced to the fullest extent permitted by law.

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IHS INC. EMPLOYEE STOCK PURCHASE PLAN (Effective as of September 1, 2005)